Exhibit 8.1

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
IC Power Ltd.	Israel	IC Power Ltd.
Compania Boliviana de Energia Electrica S.A. - Bolivian Power Company Limited	Canada	Compania Boliviana de Energia Electrica S.A. – Bolivian Power Company Limited
Servicios Energéticos S.A - SESA	Bolivia	Servicios Energéticos S.A. - SESA
Kallpa Generación S.A.	Peru	Kallpa Generación S.A.
Cerro del Aguila S.A. Hidro Chilia S.A.C. Pacahuasi Energía S.A.	Peru Peru Peru	Cerro del Aguila S.A. Hidro Chilia S.A.C. Pacahuasi Energía S.A.
Nejapa Power Company LLC	USA	Nejapa Power Company LLC
Samay III S.A	Peru	Samay III
Surpetroil SAC	Peru	Surpetroil SAC
Samay I S.A.	Peru	Puerto Bravo
PanaGen, Limited	Bermuda	PanaGen, Limited
Verde Securities Limited	Bermuda	Verde Securities Limited
Companía de Electricidad Puerto Plata S.A.	Dominican Republic	Companía de Electricidad Puerto Plata S.A.
Compañía de Energía de Centroamérica, S.A. de C. V.	El Salvador	Compañía de Energía de Centroamérica, S.A. de C. V.
IC Power DR Operations S.A.S.	Dominican Republic	IC Power DR Operations
Central Cardones S.A.	Chile	Central Cardones S.A.
Lihuen S.A.	Chile	Lihuen S.A.
Cerro El Plomo S.A.	Chile	Cerro El Plomo S.A.
Termoeléctrica Colmito Ltda.	Chile	Termoeléctrica Colmito Ltda.
Hura Power S.R.L.	Dominican Republic	Hura Power
Taino Power S.R.L.	Dominican Republic	Taino Power
OPC Rotem Ltd.	Israel	OPC Rotem Ltd.
Jamaica Private Power Company Ltd.	Jamaica	Jamaica Private Power Company
Consorcio Eólico Amayo (Fase II) S.A.	Panama	Consorcio Eolico Amayo (Fase II) S.A.
Empresa Energética Corinto Ltd.	Cayman Islands	Empresa Energética Corinto Ltd.
Tipitapa Power Company Ltd.	Cayman Islands	Tipitapa Power Company Ltd.
Surpetroil S.A.S.	Colombia	Surpetroil S.A.S.
IC Power Trading S.A.S ESP	Colombia	IC Power Trading SAS
Surenergy S.A.S ESP	Colombia	Surenergy S.A.S ESP
Inkia Energy Ltd.	Bermuda	Inkia Energy Ltd.
Inkia Americas Ltd.	Bermuda	Inkia Americas Ltd.
Inkia Americas Holding Ltd.	Bermuda	Inkia Americas Holding Ltd.
IC Power Holdings (Kallpa) Limited	Bermuda	IC Power Holdings (Kallpa) Limited
Inkia Holdings (Cobee) Ltd.	Bermuda	Inkia Holdings (Cobee) Ltd.
IC Power Holdings (CEPP) Limited	Bermuda	IC Power Holdings (CEPP) Limited
IC Power Holdings (Panama Generation) Limited	Cayman Islands	IC Power Holdings (Panama Generation) Limited
Inkia Holdings (JPPC) Limited	Barbados	Inkia Holding (JPPC) Limited
IC Power Panama Management S.de R.L.	Panama	IC Power Panama Management S.de R.L.
Inkia Energy Guatemala Ltd	Guatemala	Inkia Energy Guatemala Ltd
Inkia Salvadorian Power Ltd.	Cayman Islands	Inkia Salvadorian Power Ltd.
IC Power Holdings (Nejapa) Limited	Cayman Islands	IC Power Holdings (Nejapa) Limited
Nejapa Holdings Company Ltd.	Cayman Islands	Nejapa Holdings Company Ltd.
IC Power Holdings (Cepp - Cayman) Limited	Cayman Islands	IC Power Holdings (Cepp - Cayman) Limited
West Indies Development Corporation Ltd.	Jamaica	West Indies Development Corporation Ltd.
IC Power Chile Inversiones Ltd.	Chile	IC Power Chile Inversiones Ltd.
IC Power Chile SPA	Chile	IC Power Chile SPA
IC Power Holdings (Chile) Limited	Bermuda	IC Power Holding (Chile) Limited
Kanan S.A. de C.V.	El Salvador	Kanan S.A. de C.V.
Kanan Overseas I Inc. Kanan Overseas II Inc. Kanan Overseas III Inc.	Panamá Panamá Panamá	Kanan Overseas I Inc. Kanan Overseas II Inc. Kanan Overseas III Inc.
Cenérgica Panamá Holdings II, S.A.	Panamá	Cenérgica Panamá Holdings II, S.A.
Cenérgica Panamá Holdings I, S.A.	Panamá	Cenérgica Panamá Holdings I, S.A.
IC Power Holdings (Colombia) Trading Limited	Bermuda	IC Power Holdings (Colombia) Trading Limited
IC Power Israel Ltd.	Israel	IC Power Israel Ltd.

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
IC Power Nicaragua Holding	Cayman Islands	IC Power Nicaragua Holding
AEI Nicaragua S.A	Nicaragua	AEI Nicaragua S.A
IC Power Jamaica Holdings Ltd.	Cayman Islands	AEI Jamaica Holdings Ltd.
IC Power Jamaica I Ltd.	Saint Lucia	AEI Jamaica I Ltd.
IC Power Jamaica II Ltd.	Saint Lucia	AEI Jamaica II Ltd.
IC Power Jamaica Inc.	United States	AEI Jamaica Inc.
Private Power Operator Ltd	Jamaica	Private Power Operator Ltd.
IC Power Jamaica III Ltd	Saint Lucia	AEI Jamaica III Ltd
Inversiones Waxere S.A	Guatemala	Inversiones Waxere S.A
Amayo O&M Services S.A	Nicaragua	Amayo O&M Services S.A
Nicaragua Energy Holdings Ltd.	Cayman Islands	Nicaragua Energy Holdings Ltd.
Centrans Energy Holdings (Amayo) S.A	Panama	Centrans Energy Holdings (Amayo) S.A
Consorcio Eólico Amayo S.A	Panama	Consorcio Eólico Amayo S.A
Arctas Amayo (Fase II) S.A	Panama	Arctas Amayo (Fase II) S.A
IC Power Guatemala Ltd.	Guatamala	IC Power Guatemala Ltd.
Poliwatt Limited	Guatamala	Poliwatt Limited
IC Power Guatemala Holdings Limited	Cayman Islands	IC Power Guatemala Holdings Limited
AGS Rotem Ltd.	Israel	AGS Rotem Ltd.
Puerto Quetzal Power LLC	United States	Puerto Quetzal Power (PQP) Company
Quantum (2007) LLC	USA	Quantum (2007) LLC
IC Green Energy Ltd.	Israel	IC Green Energy Ltd.
Primus Green Energy, Inc.	USA	Primus Green Energy, Inc.
HelioFocus Ltd.	Israel	HelioFocus Ltd.
Heliofocus Technologies INC.	USA	Heliofocus Technologies INC.
Heliofocus Hong-Kong Ltd. (HK)	China	Heliofocus Hong-Kong Ltd. (HK)
Heliofocus Solar Power (Alxa) Co., Ltd (China)	China	Heliofocus Solar Power (Alxa) Co., Ltd (China)
I.C.G. Fuel U.S.A. Inc.	USA	I.C.G. Fuel U.S.A. Inc.
ICG Solar 3 Ltd.*	Israel	ICG Solar 3 Ltd.
ICG Solar 4 Ltd.*	Israel	ICG Solar 4 Ltd.
ICG Solar 5 Ltd.*	Israel	ICG Solar 5 Ltd.

*	In voluntary liquidation.

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